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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report October 23, 1997



                        CITIZENS COMMUNITY BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Florida                                    65-0614044
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(State or other jurisdiction)              (IRS Employer Identification No.)

         000-22547
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  (Commission File Number)



               650 East Elkcam Circle, Marco Island, Florida 34146
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          (Address of Principal Executive Offices)                (Zip Code)

                                 (941) 389-1800
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.       Other Events

         At its regularly scheduled board meeting held on Tuesday, October 21, 1997, the Board of Directors of Citizens Community Bancorp, Inc., the parent company of Citizens Community Bank of Florida, approved a two (2) for one (1) split of the common stock of Citizens Community Bancorp, Inc., payable to shareholders of record on November 28, 1997. The new shares will be delivered to shareholders on December 15, 1997.

         Additionally, the Board amended the Company's 1995 Warrant Plan to account for the stock split. As a result of the amendment, warrant holders will be entitled to purchase one share of the Company's common stock for a purchase price of $4.50 per share for each warrant held.

         Citizens Community Bancorp's common stock is listed with the symbol"CCBI" on the NASDAQ pink sheets. For further information contact Steve
McLaughlin,   Treasurer   at  (941)   389-1800,   or  visit   our  web  site  at
www.ccbank.com.

         Citizens Community Bancorp is a one bank holding company and its subsidiary, Citizens Community Bank of Florida, which opened for business in March of 1996, is a state chartered commercial bank with locations in Marco Island and Naples, Florida.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CITIZENS COMMUNITY BANCORP, INC.



Date: October 23, 1997                        /s/ Stephen A. McLaughlin
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                                                  Stephen A. McLaughlin
                                                  Corporate Secretary



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